EXHIBIT 5

                          LOEFFLER, JONAS & TUGGEY LLP
                                ATTORNEYS AT LAW

                       755 East Mulberry Avenue, Suite 200      San Antonio
                                                                Washington, D.C.
                            San Antonio, Texas 78212            Austin

                             telephone 210.354.4300

                             facsimile 210.354.4034

                                 January 8, 2004

Payment Data Systems, Inc.
12500 San Pedro, Suite 120
San Antonio, Texas 78216

        RE: Amended and Restated 1999 Employee Comprehensive Stock Plan (the "Plan")
                Post Effective Amendment No. 1 to Form S-8 Registration Statement (the "Registration Statement")

Ladies and Gentlemen:

        We have been advised that on or about December 29, 2003, Payment Data Systems, Inc., a Nevada corporation (the "Company"), expects to file under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission (the "Commission"), the Registration Statement on Form S-8 (the "Registration Statement"). Such Registration Statement relates to the offering, from time to time, of 5,000,000 shares of common stock, par value $.001 each, of the Company, which may be issued pursuant to the Plan. Specifically, the Registration Statement is being filed to amend the Plan to add provisions 1) allowing for stock awards to be made to consultants as provided in Rule 405 promulgated under the Securities Act of 1933, as amended from time to time, or other applicable law, 2) increasing the amount shares of Common Stock of the Company exercisable per fiscal year from stock options, whether Incentive Stock Options or nonqualified stock options, from 350,000 to 500,000, and 3) removing minimum holding periods on "Restricted Stock" (as such term is defined in the Plan). This firm has acted as counsel to the Company in connection with the preparation and filing of the Registration Statement and the Company has requested our opinion with respect to certain legal aspects of the offering of the offered securities.

        In rendering our opinion, we have participated in the preparation of the Registration Statement and have examined and relied upon the original or copies, certified to our satisfaction, of such documents and instruments of the Company as we have deemed necessary and have made such other investigations as we have deemed appropriate in order to express the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. In addition, we have assumed and have not verified the accuracy of factual matters of each document we have reviewed.

        As to certain questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon the representations or certificates of officers or directors of the Company.

        Based upon the following examination and subject to the comment and assumptions as noted below, we are of the opinion that shares of common stock, par value $.001 each, of the Company which may be issued pursuant to the Plan will be, when so issued or transferred and delivered in accordance with the Plan, duly authorized, validly issued, fully paid, and non-assessable.

Payment Data Systems, Inc.
January 8, 2004
Page Two

        Insofar as the foregoing opinions relate to the legality, validity, binding effect, or enforceability of any agreement or obligations of the Company, (i) we have assumed that each party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, (ii) such opinions are subject to applicable bankruptcy, insolvency, reorganization, liquidation, receivership, fraudulent conveyance, or similar laws, now or hereafter in effect, relating to creditors' rights generally, and (iii) such opinions are subject to the general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding at law or in equity).

        This opinion is limited in all respect to the laws of the State of Nevada. We do not purport to be admitted to practice in the State of Nevada, and for the purposes of rendering the opinions set in this letter we have assumed that the applicable laws of the State of Nevada are the same as the laws of the State of Texas.

        We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of results. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we have come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                 Respectfully submitted,

                                                 /s/ Loeffler Jonas & Tuggey LLP

                                                 LOEFFLER JONAS & TUGGEY LLP